CONSENT OF EXPERT
Reference is made to the report, Technical Report for the San Luis Project Feasibility Study, Ancash Department, Peru dated June 4, 2010 (the “Report”), and the information contained in the Report that I reviewed and approved.
In connection with the Registration Statement on Form S-8 of Silver Standard Resources Inc. dated May 20, 2014 and any amendments thereto, including any post-effective amendments (collectively, the “Registration Statement”), I, F. Carl Edmunds, consent to the use of my name and references to the Report, or portions thereof, in the Registration Statement and to the inclusion or incorporation by reference of information derived from the Report in the Registration Statement.
I have read the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Report or that are within my knowledge as a result of the preparation of the Report.
Dated this 20th day of May, 2014.
Yours truly,

   /s/ F. Carl Edmunds
F. Carl Edmunds

CONSENT OF EXPERT
Reference is made to the reports, NI 43-101 Technical Report on the Pitarrilla Project, Durango State, Mexico dated effective December 14, 2012 and Technical Report for the San Luis Project Feasibility Study, Ancash Department, Peru dated June 4, 2010 (collectively, the “Reports”), and the information contained in the Reports that I prepared, or reviewed and approved.
In connection with the Registration Statement on Form S-8 of Silver Standard Resources Inc. dated May 20, 2014 and any amendments thereto, including any post-effective amendments (collectively, the “Registration Statement”), I, Andrew W. Sharp, consent to the use of my name and references to the Reports, or portions thereof, in the Registration Statement and to the inclusion or incorporation by reference of information derived from the Reports in the Registration Statement.
I have read the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Reports or that are within my knowledge as a result of the preparation of the Reports.
Dated this 20th day of May, 2014.
Yours truly,

   /s/ Andrew W. Sharp
Andrew W. Sharp, B.Eng., FausIMM

CONSENT OF EXPERT
Reference is made to the reports, NI 43-101 Technical Report on the Pirquitas Mine, Jujuy Province, Argentina dated December 23, 2011, NI 43-101 Technical Report on the Pitarrilla Project, Durango State, Mexico dated December 14, 2012 and Technical Report for the San Luis Project Feasibility Study, Ancash Department, Peru dated June 4, 2010 (collectively, the “Reports”), and the information contained in the Reports that I prepared, or reviewed and approved.
In connection with the Registration Statement on Form S-8 of Silver Standard Resources Inc. dated May 20, 2014 and any amendments thereto, including any post-effective amendments (collectively, the “Registration Statement”), I, Trevor J. Yeomans, consent to the use of my name and references to the Reports, or portions thereof, in the Registration Statement and to the inclusion or incorporation by reference of information derived from the Reports in the Registration Statement.
I have read the Registration Statement and have no reason to believe that there are any misrepresentations in the information contained therein that are derived from the Reports or that are within my knowledge as a result of the preparation of the Reports.
Dated this 20th day of May, 2014.
Yours truly,

   /s/ Trevor J. Yeomans
Trevor J. Yeomans, B.Sc. (Hons), ACSM, P.Eng.